UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2014

BEN FRANKLIN FINANCIAL, INC.

(Exact name of Registrant as specified in its charter)

Maryland	333-198702	To Be Applied For
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

830 East Kensington Road, Arlington Heights, Illinois	60004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 398-0990

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On November 12, 2014, Ben Franklin Financial, Inc., a federal corporation (“Old Ben Franklin”), Ben Franklin Financial, Inc., a Maryland corporation (“New Ben Franklin”), Ben Franklin Financial, MHC and Ben Franklin Bank of Illinois (“Ben Franklin Bank”) entered into an Agency Agreement with Sterne, Agee & Leach, Inc. (“Sterne Agee”), who will act as financial advisor during New Ben Franklin’s stock offering and assist in the marketing of New Ben Franklin’s common stock.

For these services, Sterne Agee will receive a success fee of $225,000 if the offering is completed. The success fee includes a management fee of $25,000, of which $12,500 was paid upon the signing of the engagement letter and $12,500 was paid upon the filing of New Ben Franklin’s registration statement with the Securities and Exchange Commission. If there is a syndicated offering, Sterne Agee will be paid a fee equal to 6.0% of the dollar amount of total shares sold in the syndicated offering. All fees payable with respect to a syndicated offering will be in addition to fees payable with respect to the subscription and community offerings. Sterne, Agee’s success fee and fee for shares sold in the syndicated offering combined will not exceed 6.0% of the aggregate purchase price of shares sold for the subscription, direct community and syndicated offerings, excluding shares purchased by Ben Franklin Bank’s ESOP and shares purchased by Ben Franklin Bank’s directors, officers and employees or their associates.

The shares of common stock are being offered pursuant to a Registration Statement on Form S-1 (Registration No. 333-198702) filed by New Ben Franklin under the Securities Act of 1933, as amended, and a related prospectus dated November 12, 2014.

The foregoing description of the terms of the Agency Agreement is qualified in its entirety by reference to the Agency Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Agency Agreement dated November 12, 2014, by and among Old Ben Franklin, New Ben Franklin, Ben Franklin Bank, Ben Franklin Financial, MHC and Sterne Agee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEN FRANKLIN FINANCIAL, INC.

DATE: November 17, 2014	By:	/s/ C. Steven Sjogren

C. Steven Sjogren
Chairman, President and Chief Executive Officer